DocuSign Envelope ID: BA463295-8AA7-4C96-980F-F53113C4F18E

Exhibit 10.1

SPLIT DOLLAR
720 East Wisconsin Avenue Milwaukee, WI 53202	OWNER ENDORSEMENT

POLICY NUMBER(S)	INSURED NAME (FOR JOINT LIFE INCLUDE BOTH INSURED NAMES) Edward H Schaefer

IMPORTANT: If any page of this form is incomplete or altered, additional paperwork may be necessary.

1. Employer - The Owner of the policy(ies) will be:

The Owner alone may exercise all policy rights, except that the Owner will not have the rights as specified in Section 2.

PRINT: FULL NAME OF BUSINESS/ENTITY (APPLICANT), CITY AND STATE OF LOCATION First Federal Bank, Waukesha, WI

Northwestern Mutual will have the right to rely on any statement signed by said Owner setting forth the amount referred to in Section 3 below, and any decisions made by Northwestern Mutual in reliance upon such statement will be conclusive and will fully protect Northwestern Mutual.

2. Employee (The Insured)

The Insured will have the rights to designate and change the beneficiaries of and assign the balance of the death proceeds not payable to the Owner as specified in the option selected in Section 3 below. (This paragraph will not limit the rights of the Owner as specified in the option selected in Section 3 below.)

Unless otherwise designated, the Insured designates his/her estate as direct beneficiary of the balance of the death proceeds specified in the option selected in Section 3 below.

3. Designation of Interests - Select ONE of the following options.

☐  Option 1. Employer's interest limited to the premiums paid by employer only.

The Owner designates itself or its successors as direct beneficiary of an amount equal to premiums it has paid to Northwestern Mutual for the policy on the date of death of the Insured.

☐  Option 2. Employer's interest limited to the greater of the premiums paid by employer or cash value (in this document, the term "cash value" includes any nonguaranteed dividend that may be paid at termination of the policy).

The Owner designates itself or its successors as direct beneficiary of the greater of an amount equal to the cash value as of the date to which premiums have been paid, or premiums it has paid to Northwestern Mutual for the policy on the date of death of the Insured.

☐  Option 3. Employer's interest limited to the cash value as of date of Insured's death.

The Owner designates itself or its successors as direct beneficiary of an amount equal to the cash value of the policy on the date of death of the Insured.

☐  Option 4. Employer will receive a specified dollar amount or percentage.

ENTER $$ OR %
The Owner designates itself or its successors as direct beneficiary of		of the proceeds.
The Insured will have the rights to designate and change the beneficiary(ies) of the remaining proceeds.

☒  Option 5. Insured's beneficiary (ies) will receive a specified dollar amount or percentage.

ENTER $$OR%
one(1) times Salary up
The Insured will have the rights to designate and change the beneficiary(ies) of and assign	to $100,000
of the death proceeds. The Owner designates itself or its successors as direct beneficiary of the remaining death proceeds.

Continues on next page.

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DocuSign Envelope ID: BA463295-8AA7-4C96-980F-F53113C4F18E

Policy Number(s):

4. Termination of Interest - (Employment terminates)

Unless the box below is marked, the Insured's interest in the policy terminates at Insured's termination of employment based upon a statement from Employer. This option is further defined in Provision N. of the Additional Provisions page of this form.

☐  Parties' interest remains unchanged at Insured's termination of employment.

The undersigned each agree to indemnify and hold harmless Northwestern Mutual from and against all claims, suits,  loss,  damages, or expense by reason of any action it may take in reliance on any statement signed by the Employer as to termination of employment of the Insured.

5. Signatures

Employer Identification Number	39	-	0366980

CERTIFICATION - Under penalties of perjury, the Owner, by signature of its duly authorized officers, below, hereby certifies: (1)  that the number shown on this form is its correct Employer Identification Number; (2) that it is not subject to backup withholding because (a) it is exempt from backup withholding, or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and (3) that it is a U.S. citizen or other U.S. person as defined by the IRS, and (4) the payee is exempt from FATCA reporting.

Certification Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The undersigned request and directs The Company to make the provisions of all pages of this form a part of the policy(ies).

PRINT NAME OF BUSINESS/ENTITY (OWNER/APPLICANT) First Federal Bank	PRINT NAME OF INSURED Edward H Schaefer
SIGNATURE OF AUTHORIZED COMPANY REPRESENTATIVE - OTHER THAN THE INSURED	SIGNATURE OF INSURED

DATE SIGNED ( MM/DD/YYYY) (a date is not needed when the policy is pending in New Business) 02/04/2021 | 2:47:41 PM CST

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DocuSign Envelope ID: BA463295-8AA7-4C96-980F-F53113C4F18E

ADDITIONAL PROVISIONS

A.	This revokes all prior designations of beneficiaries of the death proceeds and elections of payment plans for them.

B.	Solely for the purpose of this Split Dollar Owner Endorsement form (the “Form”), the person named in Section 2 will be considered the “owner” to the balance of the policy rights as specified in this Form.

C.	If a dollar amount is entered in Option 4 or Option 5 of the Form, the respective party will have the rights to designate and change the beneficiaries of said amount of the proceeds, or the entire proceeds if less than said amount.

D.	Any collateral assignment made by the Owner will be deducted only from the proceeds payable to the Owner.

E.	Any collateral assignment of the proceeds specified in Section 2, will be limited to the death proceeds only payable in Section 2.

F.	The interest of all beneficiaries will be subject to any collateral assignment made either before or after the beneficiary is named.

G.	Any indebtedness on the policy will first be deducted from the proceeds payable to the Owner.

H.	The exercise by the Owner of the right to surrender the policy or to change the Insured will terminate the Owner’s rights as specified in Section 3.

I.	The policy rights specified in Section 3 may be exercised by the respective Owners named in Section 1 and Section 2, or their successors or transferees.

J.	The Owner identified in Section 1 will have the right to exercise the conversion privilege if applicable to the extent of the Owner’s interest, and will be the owner of any new policy issued as a result of a conversion.

K.	In this Form “Insured” means “Annuitant” when the Form applies to an annuity contract.

L.	If this Form applies to more than one policy, it applies to the policies as a group and not to each policy individually.

M.	All provisions of the policy to the contrary of this Form are suspended.

N.	Termination of Employment:

In event of termination of the Insured’s employment for any reason whatsoever, other than the Insured’s death,  the Employer will be the sole unrestricted Owner of the policy and the direct beneficiary of the entire policy proceeds, and all beneficial and ownership rights vested in the Insured as stated in Section 2 of this Form that is in effect on the date this Form is signed, including any amendments thereto, will terminate.

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